UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section13 or 15(d) of
the Securities Exchange Act of 1934
December 8, 2010
Date of Report (Date of earliest event reported)
QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On December 6, 2010, QUALCOMM Incorporated (the “Company”) appointed Dr. Francisco Ros to its Board of Directors. Dr. Ros was appointed for a term of office that expires at the next Annual Meeting of Stockholders. Other than as set forth herein, there was not and is not any arrangement or understanding between Dr. Ros and any other person pursuant to which Dr. Ros was selected to be a director. Dr. Ros will receive compensation for his services as a non-employee director under our director compensation program. The components of that program were described in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on March 2, 2010. Subsequent to that Proxy Statement, the director compensation program was revised to increase the annual cash retainer for directors who are non-U.S. residents to $120,000 in consideration of their increased travel time. The Board has not yet determined whether to name Dr. Ros to any of its committees.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	QUALCOMM Incorporated
	By:	/s/ William E. Keitel
William E. Keitel
Executive Vice President and Chief Financial Officer